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                                  EXHIBIT 99.3

             Curaflex Health Services, Inc. 1990 Stock Option Plan.





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                                  EXHIBIT 99.3

                         CURAFLEX HEALTH SERVICES, INC.

                             1990 STOCK OPTION PLAN



   1. Purpose. This 1990 Stock Option Plan ("Plan") is intended to encourage stock ownership by directors and key employees of CURAFLEX Health Services, Inc., a Delaware corporation ("Corporation"), its divisions and any Subsidiary Corporation (as defined in Section 8 below), so that such directors and employees may acquire or increase their proprietary interests in the Corporation, and to encourage such directors and employees to remain as directors or in the employ of the Corporation and to put forth maximum efforts for the success of the Corporation's business.

   2. Type of Options: Options granted under the Plan ("Options") may be of two types: (i) an Option designated by the Committee (as defined below) as an Incentive Stock Option pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (an "Incentive Stock Option"); and (ii) an Option not designated by the Committee as an Incentive Stock Option ("Non-Qualified Stock Options"). Subject to the limitations herein contained with respect to Incentive Stock Options, the Committee may grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Options to a Participant (as defined below) and the Committee shall have complete discretion in determining the number of Options granted to each Participant. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non- Qualified Stock Option. The provisions of Options need not be the same with respect to each Participant granted an Option.

   3. Administration. The Plan shall be administered by the Compensation Committee ("Committee"), consisting of not less than two members of the Board of Directors of the Corporation ("Board") to be selected by the Board from time to time.

   3.1   Authority. The Committee shall have the authority in its discretion to
(i) administer the Plan and exercise all power hereunder; (ii) determine the persons to whom and the time or times at which Options shall be granted, provided that no Option shall be granted if the number of persons granted Options in any six month period would exceed thirty-five (35) or if such grant would require the qualification or registration of the Options or the Plan under any securities laws (iii) determine the number of shares of Common Stock (as defined in Section 4 below) to be covered by each Option; (iv) interpret the Plan; (v) adopt and change rules and regulations relating to the Plan; and
(vi) determine the provisions of the Option Agreements (as defined in Section 5 below). All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.





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   3.2   Rules. The Board shall fill any vacancies, however caused, in the
Committee. The Board may from time to time appoint additional members of the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable, and may appoint a Secretary who shall keep minutes of its meetings.

   3.3 Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option.

   3.4 Eligible Employees. Directors of the Corporation and key employees of the Corporation or of its Subsidiary Corporations, selected by the Committee shall be eligible to participate in the Plan (a "Participant").

   4. Stock. The stock subject to Options hereunder shall be shares of the Corporation's Common Stock having a par value of $.001 per share (the "Common Stock"). Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options shall have been granted from time to time under the Plan shall not exceed twenty percent (20%) of the total shares that the Company is authorized to issue. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 5.7 hereof. If any outstanding Option expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options.

   5. Terms and Conditions of Options. Each Option shall be evidenced by a written Option Agreement ("Option Agreement") between the Corporation and the person to whom the Option is granted ("Optionee"), which Option Agreement shall comply with and be subject to the following terms and conditions:

   5.1 Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

   5.2 Option Price. Each Option Agreement shall state the Option price ("Option Price") of the shares of Common Stock on the date of grant of the Option, and the Option Price shall be subject to adjustment as provided in Section 5.7 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. The Option Price of shares subject to any Incentive Stock Option shall not be less than the Fair Market Value (as defined below) of the Common Stock at the time the Incentive Stock Option is granted. The exercise price of





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shares subject to any Non-Qualified Stock Option shall be such price as the
Committee shall determine on the date on which such Non-Qualified Stock Option is granted, provided that such exercise price may not be less than 85% of the Fair Market Value of the Common Stock at the time the Non-Qualified Stock Option is granted if a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock has become effective. "Fair Market Value" means for any given day (i) the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System, (ii) if not so reported, the average of the bid and ask prices on such date as reported on the NASDAQ System published in The Wall Street Journal or (iii) if no such quotations are available, the price per share of Common Stock or equivalent sold in the latest offering by the Corporation with aggregate proceeds of over $500,000.

   5.3 Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value on the date of exercise equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part with monies received from the Corporation at the time of exercise as a compensatory cash payment; provided, however, that each such method and time for payment shall be permitted by and be in compliance with applicable law.

   5.4 Term and Exercise of Options. Subject to the vesting schedule set forth in the Option Agreement which shall be determined by the Committee, an Option may be exercised at any time after the date of grant and before the expiration of 10 years from the date of grant by giving written notice of such exercise to the Secretary of the Corporation; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

   5.5 Termination of Options. An Option shall automatically terminate (i) upon breach by the Optionee of any provision of the applicable Option Agreement, (ii) upon cessation of the Optionee's employment by the Corporation or a Subsidiary Corporation for any reason other than the death of the Optionee; provided, that, in the case of termination other than for cause, the Optionee shall have 30 days (or such longer period as permitted by the Committee in its sole discretion) after such termination to exercise the Option to the extent exercisable in accordance with the Option Agreement or (iii) upon cessation of the Optionee's employment by the Corporation or a Subsidiary Corporation due to the death of the Optionee; provided, that the Optionee's estate shall have 180 days (or such longer period as permitted by the Committee in its sole discretion) after such termination to exercise the Option to the extent exercisable in accordance with the Option Agreement. Nothing in the Plan or in any Option Agreement shall confer upon an individual any right to continue in the employ of the Corporation or any of its Subsidiary Corporations





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or interfere in any way with the right of the Corporation or any such
Subsidiary Corporation to terminate such employment.

   5.6 Restriction Agreement. As a condition to exercise any Option, the Optionee shall have entered into an Optionee Restriction Agreement with the Corporation in the form then being used by the Corporation, if any.

   5.7   Effect of Certain Changes.

   (a) If all or any portion of an Option is exercised subsequent to any stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive for the aggregate price payable upon such exercise of the Option, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of grant of the Option) had been purchased at the date of grant of the Option for the same aggregate price (on the basis of the price per share provided in the Option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares remaining available under the Plan shall be that number and class which a person, to whom an Option had been granted for all of the available shares under the Plan on the date preceding such change, would be entitled to receive as provided in the first sentence of this paragraph.

   (b) In the event of a change in the Common Stock as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

   (c) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

   (d) Except as otherwise provided in this Section 5.7, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and any issuance by the Corporation of shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to,





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the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make any adjustment, reclassification, reorganization or change of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

   5.8 Rights as a Stockholder. An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.7.

   5.9   Incentive Stock Options.

   (a) Incentive Stock Options may be granted only to employees of the Corporation or any of its Subsidiary Corporations.

   (b) The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Options are exercisable for the first time by any Participant during any calendar year (under all such plans of the Company and its Subsidiary Corporations) shall not exceed $100,000.

   (c) No Incentive Stock Option shall be granted to a Participant who, at the time the Incentive Stock Option is granted, owns (within the meaning of Section 422A of the Code) Capital Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation unless, at the time the Incentive Stock Option is granted, the exercise price per share of Common Stock is at least 110% of the Fair Market Value of the Common Stock and the Incentive Stock Option by its terms is not exercisable after the expiration of 10 years from the date of grant.

   (d) Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, admitted or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422A.

   5.10 Other Provisions. The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of an Option, (ii) the prohibition of the transfer or assignment of an Option except by will or laws of descent and distribution and (iii) conditions relating to compliance with applicable federal and state securities laws, as the Committee shall deem advisable.





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   6.  Agreement By Optionee Regarding Withholding Taxes. If the Committee
shall so require, as a condition of the exercise of any Option, each Optionee shall agree that (i) no later than the date of exercise of any Option, the Optionee will pay to the Corporation or make arrangements satisfactory to the Committee regarding payment in cash or shares of Common Stock valued at their Fair Market Value on the date of exercise of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option, and (ii) the Corporation shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Optionee.

   7. Term of Plan. Options may be granted pursuant to the Plan from time to time within a period of 10 years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

   8. Subsidiary Corporation. As used in the Plan, "Subsidiary Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation possesses the unbroken voting power of all classes of stock in one of the other corporations in such chain.

   9. Amendment and Termination of the Plan. The Board at any time and from time to time may suspend, terminate, modify or amend the Plan. Except as provided in Section 5.7 hereof no suspension, termination, modification or amendment of the Plan may adversely offset any Option previously granted, unless the written consent of the Optionee is obtained.

   10. Effect of Headings. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.





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